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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 (333-75849) of Oxford Automotive, Inc. of our report dated May 19, 1997 relating to the financial statements of Lobdell Emery Corporation as of December 31, 1996 and 1995 and for each year in the three-year period ended December 31, 1996, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICEWATERHOUSECOOPERS LLP
Bloomfield Hills, Michigan
April 26, 1999